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                                                                    EXHIBIT 5.1


                      [PIPER & MARBURY L.L.P. LETTERHEAD]



                                November 7, 1996


Pacific Gulf Properties, Inc.
363 San Miguel Drive
Suite 100
Newport Beach, California 92660


                         Pacific Gulf Properties, Inc.
                         -----------------------------


Ladies and Gentlemen:

          We have acted as Maryland counsel to Pacific Gulf Properties, Inc., a Maryland corporation (the "Company"), in connection with the Company's Registration Statement on Form S-4 (Registration No. 333-13253), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), relating to the issuance of up to 3,277,348 shares of the Company's Common Stock, par value of $0.01 per share (the "Shares"), in exchange for the Company's 8.375% Convertible Subordinated Debentures Due 2001 (the "Debentures"), pursuant to the terms of the Registration Statement.

          In this capacity, we have examined the Registration Statement, the Company's charter and by-laws, the proceedings of the Board of Directors of the Company authorizing the Registration Statement and the issuance of the Shares pursuant thereto and such other statutes, certificates, instruments and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion. In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuiness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies) and that all public records reviewed are accurate and complete.

          Based upon the foregoing, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you as follows:

               (1) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Maryland.
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                                                       Piper & Marbury L.L.P.

Pacific Gulf Properties, Inc.
November 7, 1996
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               (2)  The Shares reserved for issuance upon the exchange of the Debentures, and to be issued by the Company pursuant to the Registration Statement upon such exchange, have been duly authorized for issuance by all necessary corporate action on the part of the Company and, upon exchange of the Debentures as contemplated by the Registration Statement, and delivery of the applicable number of shares in accordance with the exchange, and the countersigning of the certificate or certificates representing such shares by a duly authorized officer of the registrar for the Company's Common Stock, such shares will be validly issued, fully paid and nonassessable.

          The opinion expressed herein is also subject to the qualification that we express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland, exclusive of the securities or "blue sky" laws of the State of Maryland. In addition, the opinion expressed herein concerns only the effect of the laws (excluding the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after the date hereof. The opinion expressed herein is limited to the matters set forth in this letter, and no other opinion should be inferred beyond the matters expressly stated.

          Gibson, Dunn & Crutcher LLP is authorized to rely upon this opinion in rendering any opinion to the Company which is to be filed as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                           Very truly yours,


                                           PIPER & MARBURY L.L.P.